Exhibit 99.1

Assurant Closes $1.35 Billion Sale of Global Preneed Business

NEW YORK, August 2, 2021 — Assurant, Inc. (NYSE:AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, today announced it closed the sale of its prearranged funeral insurance and final expense business, Global Preneed, and related legal entities and assets to CUNA Mutual Group, a broad financial services provider, for approximately $1.35 billion in cash.

“This sale marks an important milestone in the transformation of Assurant, sharpening our focus on our market-leading lifestyle and housing businesses, and better positioning our company to capitalize on future growth opportunities emerging around the connected consumer,” said Assurant CEO Alan Colberg. “I want to thank all Global Preneed employees for their dedication to serving their two million policyholders and for building a business that will be a great strategic fit as a part of CUNA Mutual Group.”

The Global Preneed sale will generate approximately $1.2 billion of net proceeds. As previously disclosed, the company intends to return approximately $900 million of the net proceeds to shareholders through share repurchases within one year of closing. This is in addition to returning $470 million in 2021 via share repurchases and common stock dividends under the company’s existing three-year, $1.35 billion capital return plan, which is expected to be completed by the end of the year.

The company intends to invest the remainder of the net proceeds primarily in support of its connected world businesses, comprised of Connected Living, Global Automotive and Multifamily Housing, to enable long-term profitable growth and further strengthen its competitive position.

About Assurant

Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.

Learn more at assurant.com or on Twitter @AssurantNews.

Media Contact

Linda Recupero

Senior Vice President, Enterprise Communication

201.519.9773

linda.recupero@assurant.com

Investor Relations Contacts

Suzanne Shepherd

Senior Vice President, Investor Relations and Sustainability

201.788.4324

suzanne.shepherd@assurant.com

Sean Moshier

Assistant Vice President, Investor Relations

914.204.2253

sean.moshier@assurant.com

Safe Harbor Statement

Some of the statements included in this news release, including our financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.